                                                                  Exhibit (h)(3)

                                AMENDMENT NO. 1
                                      to
                             AMENDED AND RESTATED
                           ADMINISTRATION AGREEMENT

================================================================================

        This Amendment No. 1 is made as of August 1, 1999 to the Amended and Restated Administration Agreement (the "Administration Agreement"), dated as of April 8, 1998, between PIMCO Funds; Multi-Manager Series (the "Trust"), a Massachusetts business trust, and PIMCO Advisors L.P. (the "Administrator" or "PALP"), a limited partnership organized under the laws of Delaware.

                                  WITNESSETH

        WHEREAS, the Trust and PALP have entered into the Administration Agreement; and

        WHEREAS, the Trust and PALP desire to amend Schedule A to the Administration Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

         1. Amendment. Schedule A to the Administration Agreement is amended to
            ---------
read in its entirety as the Schedule A attached hereto.

         2. Effectiveness. The revised Schedule A of the Administration
            -------------
Agreement shall be effective with respect to the various Funds and share classes as of the later of (i) January 14, 1997, (ii) the date of the creation of the Fund in question or (iii) the date of the creation of the share class in question.

         3. Continuation. Except as set forth above, the Administration
            ------------
Agreement shall remain in full force and effect in accordance with its terms.

         4. Counterparts. This Amendment may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                            PIMCO FUNDS: MULTI-MANAGER SERIES

                                        By:
                                               --------------------------

                                        Name:
                                               --------------------------

                                        Title:
                                               --------------------------

                                            PIMCO ADVISORS L.P.

                                        By:
                                               --------------------------

                                        Name:
                                               --------------------------

                                        Title:
                                               --------------------------

                                                                       Exhibit A
                                                                       ---------
                      SCHEDULE TO ADMINISTRATION AGREEMENT

                                        Fee Rate:
                                        --------
                       Institutional and
                    Administrative Classes         Classes A, B & C
                    ----------------------         ----------------


                                       Custody and                   Custody and
                                        Portfolio                 Portfolio
Fund                                   Accounting   Other  Total  Accounting  Other  Total*
-------------------------------------  -----------  -----  -----  ----------  -----  ------

PIMCO Capital Appreciation                0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Mid-Cap Growth                      0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Small-Cap Growth                    0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Micro-Cap Growth                    0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Renaissance                         0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Core Equity                         0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Growth                              0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Mid-Cap Equity                      0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Target                              0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Opportunity                         0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Innovation                          0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Equity Income                       0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Value                               0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Small-Cap Value                     0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Enhanced Equity                     0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Balanced                            0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Mega-Cap                            0.10       0.15   0.25       n/a      n/a     n/a
PIMCO Precious Metals                     0.10       0.20   0.30      0.10     0.35    0.45
PIMCO International                       0.10       0.40   0.50      0.10     0.55    0.65
PIMCO International Growth                0.10       0.40   0.50      0.10     0.55    0.65
PIMCO Structured Emerging
   Markets                                0.10       0.40   0.50      0.10     0.55    0.65
PIMCO Tax-Efficient Structured
   Emerging Markets                       0.10       0.40   0.50      0.10     0.55    0.65
PIMCO Value 25                            0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Tax-Efficient Equity                0.10       0.15   0.25      0.10     0.30    0.40
PIMCO Hard Assets                          n/a        n/a    n/a      0.10     0.30    0.40
PIMCO Funds Asset Allocation Series
-------------------------------------
        90/10 Portfolio                   0.10       0.05   0.15      0.10     0.30    0.40
        60/40 Portfolio                   0.10       0.05   0.15      0.10     0.30    0.40
        30/70 Portfolio                   0.10       0.05   0.15      0.10     0.30    0.40
------------------

* The Total fee rate for Class A, B and C shares shall be reduced by 0.05% per annum on a Fund's average daily net assets attributable in the aggregate to Class A, B and C shares in excess of $2.5 billion. For example, Class A, B and C shares of PIMCO Capital Appreciation Fund shall pay an annual fee rate of 0.40% on the Fund's first $2.5 billion of average daily net assets attributable in the aggregate to Class A, B and C shares, and 0.35% on such assets in excess of $2.5 billion.

                                Class D Shares
                                --------------


                              Custody and
                               Portfolio
Fund                          Accounting   Other  Total
----                          -----------  -----  -----

PIMCO Capital Appreciation       0.10      0.55   0.65
PIMCO Mid-Cap Growth             0.10      0.55   0.65
PIMCO Renaissance                0.10      0.55   0.65
PIMCO Growth                     0.10      0.55   0.65
PIMCO Innovation                 0.10      0.55   0.65
PIMCO Equity Income              0.10      0.55   0.65
PIMCO Value                      0.10      0.55   0.65
PIMCO Tax-Efficient Equity       0.10      0.55   0.65

                                       3